Exhibit 99.1

Covetrus Announces Financial Results for Third Quarter of 2019

•	GAAP net sales of $1.0 billion, an increase of 10% year-over-year; non-GAAP pro forma organic net sales increased 5% year-over-year

•	Net loss of $906 million, including a non-cash goodwill impairment charge of $939 million; non-GAAP adjusted net income of $19 million, a decline of 10% year-over-year on a pro forma basis

•	Non-GAAP adjusted EBITDA of $49 million, a decline of 4% year-over-year on a pro forma basis

•	Non-GAAP 2019 pro forma adjusted EBITDA expected to be in a range of $190 million to $196 million

PORTLAND, Maine. November 12, 2019 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the third quarter of 2019, which ended September 30, 2019.

"Our team is unified in our belief in the Covetrus business model and the power of our integrated platform to drive measurable value for our customers, shareholders, employees and partners," said Benjamin Wolin, Covetrus acting president and CEO. "We have the assets, we have the relationships, we have the technology tools our customers need, and we are in a growing market. With a relentless focus on execution and the core drivers of our business, we will continue to innovate and grow."

Summary Operating Results (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2019	2018	2019	2018
Net sales	$1,018	$923	$2,968	$2,875
(Loss) income before taxes	$(969)	$35	$(992)	$107
Net (loss) income attributable to Covetrus	$(906)	$16	$(929)	$67
Diluted (loss) earnings per share (EPS)	$(8.09)	$0.22	$(8.76)	$0.94

Non-GAAP Measures: (a)
Pro forma net sales	$1,018	$976	$2,992	$3,024
Pro forma organic net sales growth	5%	n/a	2%	n/a
Pro forma adjusted EBITDA	$49	$51	$153	$165
Pro forma adjusted net income	$19	$21	$63	$73

(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Exhibit 99.1

On February 7, 2019, Covetrus became an independent company through the consummation of the spin-off by Henry Schein of its animal health business (Animal Health) and the completion of its acquisition of Vets First Choice. On February 8, 2019, Covetrus began trading on the Nasdaq Stock Market. Accordingly, results provided in accordance with generally accepted accounting principles in the United States of America (GAAP) reflect the operations of Animal Health from January 1, 2019 to September 30, 2019 and Vets First Choice for the period from February 8, 2019 to September 30, 2019.

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information as if the acquisition had taken place on December 31, 2017. Non-GAAP adjusted results exclude costs directly associated with the spin-off and merger, the ongoing integration process, goodwill impairment charges and other special items. The tables in Reconciliation of Non-GAAP Financial Measures at the end of this release provide reconciliations from GAAP to non-GAAP pro forma and non-GAAP adjusted results.

Net sales for the third quarter of 2019 were $1.0 billion, an increase of 10% compared to the third quarter of 2018. On a pro forma basis, which includes Vets First Choice in the prior year period, net sales increased 4%. Foreign exchange was a 2% headwind to pro forma net sales growth during the period.

Non-GAAP pro forma organic net sales increased 5% year-over-year. Pro forma organic net sales growth includes a full quarter of Vets First Choice in both periods, excludes the impact of foreign exchange fluctuations and M&A and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the United States, which can impact year-over-year comparisons.

In August 2019, Covetrus released results for the three and six months ended June 30, 2019, which failed to meet expectations, and included a downward revision to the company's full year guidance for the year ended December 31, 2019. As a result, Covetrus' market capitalization experienced a sustained decline in value that triggered an interim impairment review. Based on this analysis, Covetrus determined that the carrying value of the company’s reporting units, some of which were based on the initial valuation at the time of the spin-off and acquisition in early February, exceeded their fair market value and, as a result, recorded a non-tax-deductible goodwill impairment charge totaling $939 million during the three months ended September 30, 2019.

Net loss in the third quarter of 2019 was $906 million, or $8.09 per diluted share, which compared to net income of $16 million, or $0.22 per diluted share, in the third quarter of 2018. Loss before taxes for the third quarter of 2019 was $969 million versus income before taxes of $35 million in the prior period. The primary driver of the decline in net income year-over-year was a result of the impact from the goodwill impairment charge, the costs tied to the spin-off and merger including incremental amortization of intangibles, share-based compensation and interest expense associated with our debt financing completed in February 2019 and lower operating earnings in North America.

Non-GAAP adjusted EBITDA was $49 million for the third quarter of 2019 versus $51 million in the prior year on a pro forma basis. Changes in foreign exchange negatively impacted pro forma adjusted EBITDA by $1 million year-over-year. Non-GAAP pro forma adjusted EBITDA excluding the impact of foreign exchange declined modestly year-over-year as a result of higher selling, general and administrative expense, which offset growth in gross profit.

Non-GAAP adjusted net income was $19 million for the three months ended September 30, 2019, compared to $21 million in the prior year period on a pro forma basis, impacted by the same items.

Exhibit 99.1

Adjusted net income and pro forma adjusted net income for all periods presented now excludes amortization of acquired intangible assets for all historical acquisitions versus the previous presentation that excluded amortization of acquired intangible assets for only the Vets First Choice acquisition.

Segment Operating Results (Unaudited)

The company’s operations are organized and reported by geography, including North America, Europe and APAC & Emerging Markets.

North America segment net sales for the three months ended September 30, 2019 of $543 million increased 13% compared to net sales from the same period of the prior year due primarily to the acquisition of Vets First Choice in February 2019. Normalizing for Vets First Choice in both periods and net sales adjustments for manufacturer switches from direct to agency sales, non-GAAP pro forma organic net sales increased 4% year-over-year.

Europe segment net sales of $384 million increased by 9% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations and mergers and acquisitions, non-GAAP pro forma organic net sales increased 6% compared to the same period of the prior year.

APAC & Emerging Markets segment net sales of $94 million decreased by 1% compared to net sales from the same period of the prior year. Normalizing for foreign exchange fluctuations, non-GAAP pro forma organic net sales increased 3% compared to the same period of the prior year.

Balance Sheet and Cash Flow

Covetrus generated $33 million of net cash from operating activities during the nine months ended September 30, 2019. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was $3 million during the nine months ended September 30, 2019 as compared to $47 million in the prior year period. The year-over-year decline in free cash flow reflects the change in capital structure associated with the formation of Covetrus, increased transaction and transition expenses and lower operating earnings.

At quarter end, the company had $68 million in cash and cash equivalents, $1.2 billion in total debt and no outstanding borrowings on the company's $300 million revolving credit facility. Management believes Covetrus’ cash flows and access to ample liquidity provide substantial flexibility to manage the business, deleverage the balance sheet over time and invest in further innovation and other corporate needs.

2019 Guidance

Covetrus’ fiscal year 2019 financial guidance range is as follows:

•	Pro forma organic net sales growth, a non-GAAP financial metric, expected to be low single-digits and is unchanged from the company's prior outlook; and

•	Pro forma adjusted EBITDA, a non-GAAP financial metric, expected to be in a range of $190 to $196 million versus the company's prior outlook of at least $200 million.
“While our third quarter results demonstrated more stability in our business, they failed to live up to expectations and so we are taking action across our organization to drive greater focus and

Exhibit 99.1

accountability," said Christine T. Komola, executive vice president and chief financial officer. "I anticipate the actions our team has taken, along with the renewed prioritization on core business activities, will help us in delivering on our short and long-term financial commitments.”
The Company has not reconciled its non-GAAP pro forma adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, restructuring costs and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call
The Company will host a conference call to discuss these results and 2019 guidance at 8:30 a.m. ET on November 12, 2019. Participating in the conference call will be:

•	Benjamin Wolin, acting president and chief executive officer

•	Christine T. Komola, executive vice president and chief financial officer

To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 4896527. A replay of the conference call will be available for two weeks through November 26, 2019 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 4896527.

Audio webcasts will be available live and archived on the company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our future financial and operating results including 2019 guidance, plans, our value proposition, our objectives, expenses, expectations, trends and potential growth in our business, expected practices on our platform, intentions, our liquidity, product development and improvements, and other matters. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2019 (UNAUDITED)
COMBINED BALANCE SHEET AS OF DECEMBER 29, 2018
(In millions, except share amounts)

	September 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$68	$23
Accounts receivable, net of allowance of $7 and $7	466	431
Inventory, net	598	564
Other receivables	77	49
Prepaid expenses and other	35	19
Total current assets	1,244	1,086
Non-current assets:
Property and equipment, net of accumulated depreciation of $90 and $74	104	69
Operating lease right-of-use assets	75	—
Goodwill	1,156	750
Other intangibles, net of accumulated amortization of $328 and $241	679	208
Investments and other	70	120
Total assets	$3,328	$2,233
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$483	$441
Current maturities of long-term debt and other borrowings	47	1
Accrued expenses:
Payroll and related	51	37
Taxes	26	17
Other	144	77
Total current liabilities	751	573
Non-current liabilities:
Long-term debt and other borrowings, net	1,141	24
Deferred taxes	11	16
Other liabilities	86	35
Total liabilities	1,989	648
Commitments and contingencies
Redeemable non-controlling interests	10	92
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized as of September 30, 2019; 112,054,273 shares issued and outstanding as of September 30, 2019	1	—
Net parent investment	—	1,576
Accumulated other comprehensive loss	(102)	(83)
Additional paid-in capital	2,369	—
Accumulated deficit	(939)	—
Total shareholders’ equity	1,329	1,493
Total liabilities, redeemable non-controlling interests, and shareholders’ equity	$3,328	$2,233

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR SEPTEMBER 30, 2019
COMBINED STATEMENT OF OPERATIONS FOR SEPTEMBER 30, 2018
(In millions, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$1,018	$923	$2,968	$2,875
Cost of sales	821	757	2,391	2,350
Gross profit	197	166	577	525
Operating expenses:
Selling, general and administrative	216	132	610	413
Restructuring costs	—	—	—	8
Goodwill impairment	939	—	939	—
Operating (loss) income	(958)	34	(972)	104
Other income (expense):
Interest income	1	1	4	4
Interest expense	(16)	—	(42)	(2)
Other, net	4	—	18	1
(Loss) income before taxes and equity in earnings of affiliates	(969)	35	(992)	107
Income tax benefit (expense)	60	(19)	60	(33)
Equity in earnings of affiliates	—	—	—	1
Net (loss) income	$(909)	$16	$(932)	$75
Less: net loss (income) attributable to redeemable non-controlling interests	3	—	3	(8)
Net (loss) income attributable to Covetrus	$(906)	$16	$(929)	$67

(Loss) earnings per share attributable to Covetrus:
Basic	$(8.09)	$0.22	$(8.76)	$0.94
Diluted	$(8.09)	$0.22	$(8.76)	$0.94
Weighted average common shares outstanding:
Basic	112	71	106	71
Diluted	112	72	106	72

Exhibit 99.1

COVETRUS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR SEPTEMBER 30, 2019
COMBINED STATEMENT OF CASH FLOWS FOR SEPTEMBER 30, 2018
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(932)	$75
Adjustments to reconcile net (loss) income to net cash provided by (used for) operating activities:
Depreciation and amortization	113	49
Amortization of right-of-use assets	16	—
Goodwill impairment	939	—
Share-based compensation	35	6
(Benefit) provision for deferred income taxes	(72)	1
Equity in earnings of affiliates	—	(1)
Other	(3)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(25)	(13)
Inventory, net	(23)	25
Other assets and liabilities	(36)	(52)
Accounts payable and accrued expenses	21	(28)
Net cash provided by operating activities	33	62
Cash flows from investing activities:
Purchases of property and equipment	(30)	(15)
Payments related to equity investments and business acquisitions, net of cash acquired	(26)	(8)
Net cash used for investing activities	(56)	(23)
Cash flows from financing activities:
Proceeds from issuance of debt	1,220	—
Principal payments of debt	(43)	(2)
Debt issuance costs	(24)	—
Dividend paid to Henry Schein	(1,174)	—
Issuance of common shares in connection with options	4	—
Net transfers from parent	165	359
Distributions to non-controlling shareholders	—	(10)
Maravet acquisition payment	(9)	—
Acquisitions of non-controlling interests in subsidiaries	(74)	(380)
Net cash provided by (used for) financing activities	65	(33)
Effect of exchange rate changes on cash and cash equivalents	3	(1)
Net change in cash and cash equivalents	45	5
Cash and cash equivalents, beginning of period	23	17
Cash and cash equivalents, end of period	$68	$22
Supplemental disclosure of cash paid for:
Interest	$35	$—
Income taxes	$16	$7

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information as if the acquisition had taken place on December 31, 2017. These non-GAAP pro forma results include a full period of Animal Health and Vets First Choice results and assess the impact of interest, depreciation and amortization, restructuring charges, and other costs as if the spin-off and merger had occurred at the beginning of the period. Covetrus is also including non-GAAP adjusted results that exclude costs directly associated with the spin-off and merger, the ongoing integration process, goodwill impairment charges, and other items. Prior year non-GAAP adjusted results include allocations for direct costs and indirect costs which were attributed to the Animal Health business of Henry Schein, whereas 2019 is based on a direct cost associated with our stand-alone operations and not allocations, which are excluded in our non-GAAP adjusted EBITDA presentation as the company was incurring its own costs during this period tied to building out internal corporate infrastructure.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Pro Forma Net Sales and Segment Net Sales (Unaudited)

Covetrus delivers software, technology-enabled services and products across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Pro forma organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. We believe this non-GAAP financial metric provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons of our business. Pro forma organic net sales growth includes a full quarter of Vets First Choice in both periods, excludes the impact of foreign exchange fluctuations and M&A and normalizes for net sales adjustments for manufacturer switches from direct to agency sales in the United States, which can impact year-over-year comparisons.

Exhibit 99.1

The following tables summarize non-GAAP pro forma net sales and non-GAAP pro forma organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
(In millions)	Covetrus	Historical Vets First Choice	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$1,018	$—	$1,018	$923	$53	$976
North America	543	—	543	479	53	532
Europe	384	—	384	351	—	351
APAC & Emerging Markets	94	—	94	95	—	95
Eliminations	(3)	—	(3)	(2)	—	(2)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
(In millions)	Covetrus	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined	Historical Animal Health	Historical Vets First Choice	Non-GAAP Pro Forma Combined
Net sales:	$2,968	$24	$2,992	$2,875	$149	$3,024
North America	1,592	24	1,616	1,479	149	1,628
Europe	1,114	—	1,114	1,113	—	1,113
APAC & Emerging Markets	270	—	270	291	—	291
Eliminations	(8)	—	(8)	(8)	—	(8)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Non-GAAP Pro Forma Organic Net Sales Growth (Unaudited)

	Three Months Ended September 30,
	2019	2018
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change from Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$1,018	$976	4%	(2)%	(1)%	3%	5%
North America	543	532	2%	—%	(2)%	—%	4%
Europe	384	351	9%	(5)%	—%	8%	6%
APAC & Emerging Markets	94	95	(1)%	(4)%	—%	—%	3%
Eliminations	(3)	(2)

	Nine Months Ended September 30,
	2019	2018
(In millions)	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	Switch from Direct to Agency Sales Model	% Change from Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$2,992	$3,024	(1)%	(3)%	(1)%	1%	2%
North America	1,616	1,628	(1)%	—%	(3)%	—%	2%
Europe	1,114	1,113	—%	(6)%	—%	3%	3%
APAC & Emerging Markets	270	291	(7)%	(7)%	—%	—%	—%
Eliminations	(8)	(8)

(a) Numbers in tables may not foot or cross-foot due to rounding

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Unaudited)

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income (loss) and pro forma adjusted net income (loss) are non-GAAP financial measures and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Our non-GAAP adjusted EBITDA adjustments include share-based compensation, formation of Covetrus expenses, IT infrastructure, goodwill impairment charges, and other costs tied to integration efforts of the Animal Health and Vets First Choice businesses, along with other items such legal, accounting and regulatory, re-branding and severance. Our pro forma adjusted net income also excludes amortization of acquired intangible assets tied to the company's acquisitions and changes in fair value of legacy Vets First Choice warrants and utilizes a normalized statutory tax rate. A reconciliation of EBITDA, adjusted EBITDA and adjusted net income (loss) to net income (loss), the most directly comparable GAAP financial measure, is as follows:

Adjusted EBITDA and Adjusted Net Income Reconciliation for the Three Months Ended September 30, 2019 (Unaudited)
(In millions)	Three Months Ended September 30, 2019
Net loss attributable to Covetrus	$(906)
Plus: Depreciation and amortization	41
Plus: Interest, net	16
Plus: Income tax (benefit) expense	(60)
EBITDA	(909)
Plus: Share-based compensation	10
Plus: Formation of Covetrus	14
Plus: IT infrastructure	2
Plus: Goodwill impairment	939
Less: Minority interest in goodwill impairment	(3)
Plus: Other (income) expense items	(4)
Adjusted EBITDA	49
Depreciation and amortization	(41)
Amortization of acquired intangibles	34
Interest expense, net	(16)
Adjusted income before taxes	26
Income tax expense	(7)
Adjusted net income attributable to Covetrus	$19

Exhibit 99.1

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Three Months Ended September 30, 2018 (Unaudited)
	Three Months Ended September 30, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$16	$(10)	$(7)	$(22)	$(23)
Plus: Depreciation and amortization	16	4	—	22	42
Plus: Interest expense, net	—	—	14	—	14
Plus: Income tax (benefit) expense	19	(1)	(3)	(8)	7
EBITDA	51	(7)	4	(8)	40
Plus: Share-based compensation	2	1	—	8	11
Plus: Transaction costs	—	4	(4)	—	—
Adjusted EBITDA	53	(2)	—	—	51
Depreciation and amortization					(42)
Amortization of acquired intangibles					34
Interest expense, net					(14)
Adjusted income before taxes					29
Adjusted income tax expense					(8)
Pro forma adjusted net income attributable to Covetrus					$21

(a) Numbers in table may not foot or cross-foot due to rounding

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Nine Months Ended September 30, 2019 (Unaudited)
	Nine Months Ended September 30, 2019
(In millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$(929)	$(9)	$(2)	$1	$(939)
Plus: Depreciation and amortization	113	2	—	9	124
Plus: Interest, net	41	1	3	—	45
Plus: Income tax (benefit) expense	(60)	—	(1)	—	(61)
EBITDA	(835)	(6)	—	10	(831)
Plus: Share-based compensation	35	—	—	(5)	30
Plus: Formation of Covetrus	27	6	—	(6)	27
Plus: Carve-out operating expense	5	—	—	—	5
Plus: IT infrastructure	4	—	—	—	4
Plus: Goodwill impairment	939	—	—	—	939
Less: Minority interest in goodwill impairment	(3)	—	—	—	(3)
Plus: Other (income) expense items	(18)	(2)	—	1	(18)
Adjusted EBITDA	154	(2)	—	—	153
Depreciation and amortization					(124)
Amortization of acquired intangibles					102
Interest expense, net					(45)
Adjusted income before taxes					86
Income tax expense					(23)
Pro forma adjusted net income attributable to Covetrus					$63

(a) Numbers in table may not foot or cross-foot due to rounding

Exhibit 99.1

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Nine Months Ended September 30, 2018 (Unaudited)
	Nine Months Ended September 30, 2018
(In millions)	Henry Schein Animal Health Business	Vets First Choice	Spin-off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net income (loss) attributable to Covetrus	$67	$(27)	$(17)	$(66)	$(43)
Plus: Depreciation and amortization	49	12	—	67	128
Plus: Interest expense, net	1	—	42	—	43
Plus: Income tax (benefit) expense	33	(3)	(10)	(24)	(4)
EBITDA	150	(18)	15	(23)	124
Plus: Share-based compensation	6	3	—	23	31
Plus: Transaction costs	—	7	(7)	—	—
Plus: Restructuring costs	8	—	—	—	8
Plus: Other (income) expense items	—	2	—	—	2
Adjusted EBITDA	164	(7)	8	—	165
Depreciation and amortization					(128)
Amortization of acquired intangibles					104
Interest expense, net					(43)
Adjusted income before taxes					98
Adjusted income tax expense					(25)
Pro forma adjusted net income attributable to Covetrus					$73
(a) Numbers in table may not foot or cross-foot due to rounding

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the company produces through its operations, less the cost of expenditures on assets. The company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow for the Nine Months Ended September 30, 2019 and 2018
	Nine Months Ended September 30,
(In millions)	2019	2018
Net cash provided by operating activities	$33	$62
Less: Purchases of property and equipment	(30)	(15)
Free cash flow	$3	$47

Contacts:

Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com